Exhibit 10(h)(1)




                          Amendment
                           to the
      Restricted Stock Plan for Non-Employee Directors
                (effective November 10, 1995)


The Restricted Stock Plan for Non-Employee Directors is amended to provide that no grants shall be made thereunder from and after December 31, 1995.